Exhibit 21

Subsidiaries of
The Manitowoc Company, Inc. (WI)

1.	Axiome de Re SA (Luxembourg)
2.	Brunello Holding Co. LLC (DE)
3.	Cadillon GmbH (Germany) [Inactive]
4.	Diversified Refrigeration, LLC (TN)
5.	DRI Holding Company, LP (DE)
6.	Environmental Rehab, Inc. (WI) [Inactive]
7.	Femco Machine Company, Inc. (NV) [Inactive]
8.	Grove Cranes Limited (UK) [In Liquidation]
9.	Grove Cranes S.L. (Spain)
10.	Grove Europe Pension Trustees Limited (UK)
11.	Grove U.S. L.L.C. (DE)
12.	Grove Worldwide Holdings Germany AG (Germany)
13.	Harford Duracool, LLC (WI)
14.	KMT Refrigeration, Inc. (WI)
15.	Liftlux Potain GmbH (Germany) [Inactive]
16.	Manimex, S.A. de C.V. (Mexico) [In Liquidation]
17.	Manitowoc Asia Global Sourcing (China)
18.	Manitowoc (Bermuda) Ltd. (Bermuda)
19.	Manitowoc Beverage Equipment, Inc. (MO)
20.	Manitowoc Beverage Systems, Inc. (NV)
21.	Manitowoc (China) Refrigeration Co., Ltd (China)
22.	Manitowoc CP, Inc. (NV)
23.	Manitowoc Crane Group Germany GmbH (Germany)
24.	Manitowoc Crane Companies, Inc. (NV)
25.	Manitowoc Crane Group Asia Pte Ltd (Singapore)
26.	Manitowoc Crane Group Australia Pty Ltd. (Australia)
27.	Manitowoc Crane Group (Brazil) (Brazil)
28.	Manitowoc Crane Group Chile Limitada (Chile)
29.	Manitowoc Crane Group China Co., Ltd. (China)
30.	Manitowoc Crane Group CIS (Russia)
31.	Manitowoc Crane Group Czech Republic SRO (Czech Republic)
32.	Manitowoc Crane Group France SAS a/k/a MCG France SAS (France)
33.	Manitowoc Crane Group Ibéria Sl (Spain)
34.	Manitowoc Crane Group Inc. (Philippines)
35.	Manitowoc Crane Group Italy Srl a/k/a MCG Italy Srl (Italy)
36.	Manitowoc Crane Group Korea Co., Ltd. (Korea)
37.	Manitowoc Crane Group M-E (FZE) (Dubai, UAE)
38.	Manitowoc Crane Group Netherlands B.V. (Netherlands)
39.	Manitowoc Crane Group Poland Sp (Poland)
40.	Manitowoc Crane Group Portugal Ltda (Portugal)
41.	Manitowoc Crane Group (UK) Limited (UK)
42.	Manitowoc Cranes, Inc. (WI)
43.	Manitowoc Credit (China) Leasing Company Limited (China)
44.	Manitowoc EMEA Holding Sarl (France)
45.	Manitowoc Equipment Works, Inc. (NV)
46.	Manitowoc Europe Holdings Ltd. (UK)
47.	Manitowoc Foodservice Companies, Inc. (NV)
48.	Manitowoc Foodservice Europe Srl (Italy) [In Liquidation]
49.	Manitowoc Foodservice International SAS (France)

50.	Manitowoc FP, Inc. (NV)
51.	Manitowoc France SAS (France)
52.	Manitowoc FSG Mexico, SRL de C.V. (Mexico)
53.	Manitowoc FSG Services, LLC (WI)
54.	Manitowoc Funding LLC (NV)
55.	Manitowoc GEC Limited (Ireland)
56.	Manitowoc GmbH & Co. KG (Germany)
57.	Manitowoc Grove (Cayman Islands) Ltd. (Cayman Islands)
58.	Manitowoc (Hangzhou) Refrigeration Co., Ltd (China)
59.	Manitowoc Holding Asia SAS (France)
60.	Manitowoc Holding (Cayman Islands) Ltd. (Cayman Islands)
61.	Manitowoc Ice, Inc. (WI)
62.	Manitowoc Insurance Company Ltd. (Barbados)
63.	Manitowoc International (Shanghai) Trading Co., Ltd (China)
64.	Manitowoc Marine Group, LLC (NV)
65.	Manitowoc (Mauritius) Ltd. (Mauritius)
66.	Manitowoc MEC, Inc. (NV)
67.	Manitowoc Potain (Cayman Islands) Ltd. (Cayman Islands)
68.	Manitowoc Potain Ltd (UK)
69.	Manitowoc Potain Pty Ltd (Australia)
70.	Manitowoc Re-Manufacturing, Inc. (WI)
71.	Manitowoc TJ, SRL de C.V. (Mexico)
72.	Manitowoc Worldwide Holdings (France) SAS (France)
73.	Manitowoc Worldwide Holdings (France) SCS (France)
74.	Manitowoc Worldwide Holdings (Netherlands) BV (Netherlands)
75.	Marinette Marine Corporation (WI)
76.	McCann’s Engineering & Manufacturing Co., LLC (CA)
77.	MTW (Barbados) Srl (Barbados)
78.	Multiplex GmbH (Germany) [In Liquidation]
79.	National Crane Corporation (DE)
80.	North Central Crane & Excavator Sales Corp. (NV)
81.	Potain GmbH (Germany) [Inactive]
82.	Potain Hungaria Kft (Hungary)
83.	Potain Industrie Srl (Italy)
84.	Potain Ire Ltd (Ireland)
85.	Potain Portugal Equipamentos Para a Construcao Ltd (Portugal)
86.	Potain Pte Ltd (Singapore)
87.	Potain Technik GmbH (Germany) [Inactive]
88.	Potain Zhangjiagang Ltd (China)
89.	S.C.I Les Sthenes du Plateau (France)
90.	Servend Sales Corp. (NV)
91.	Solum Grundstücks Vermeitungs GmbH (Germany)